Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Switch & Data Facilities Company, Inc. (the “Company”) on Form 10-Q for the fiscal quarter emded September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George Pollock, Jr., Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 2, 2009

/s/ George Pollock Jr.
George Pollock, Jr.
Senior Vice President and Chief Financial Officer (principal financial and accounting officer)